UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

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Farmers Capital Bank Corporation
(Name of Registrant as Specified In Its Charter)

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Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky 40601

Notice of Annual Meeting of Shareholders
to be Held May 9, 2006

        The Annual Meeting of Shareholders of Farmers Capital Bank Corporation will be held at the main office of Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky, on Tuesday, May 9, 2006 at 11:00 a.m., local time, to consider and act upon the following matters:

1.	The election of four Directors for three-year terms ending 2009 or until their successors have been elected and qualified;

2.	An amendment to Article IV of the Corporation’s Articles of Incorporation to authorize a class of 1,000,000 shares, no par value, of preferred stock whose rights, preferences and limitations would be established by resolutions of the Board of Directors of the Corporation if and when issued; and

3.	Such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on April 1, 2006 will be entitled to receive notice of and to vote at this meeting, or any adjournment thereof. The stock transfer books will not be closed.

        It is desirable that as many shareholders as possible be represented at the meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You may revoke the proxy at any time before the authority therein is exercised.

By order of the Board of Directors,

C. Douglas Carpenter
Senior Vice-President, Secretary
and Chief Financial Officer

Frankfort, Kentucky
April 1, 2006

Your Vote Is Important

Please date, sign and promptly return the enclosed proxy in the accompanying postage-paid envelope.

Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky 40601

Proxy Statement
Annual Shareholders’ Meeting-May 9, 2006

General

        The Board of Directors of Farmers Capital Bank Corporation (the “Corporation”) solicits your proxy for use at the 2006 Annual Shareholders’ Meeting (the “Meeting”). The Meeting will be held at the main office of Farmers Bank & Capital Trust Co. (“Farmers Bank”), 125 West Main Street, Frankfort, Kentucky, on Tuesday, May 9, 2006 at 11:00 a.m., local time. The persons named as proxies in the form of proxy, G. Anthony Busseni and Frank W. Sower, Jr., have been designated as proxies by the Board of Directors.

        When the enclosed proxy is executed and returned before the Meeting, the shares represented thereby will be voted at the Meeting as specified thereon. Any person executing the enclosed proxy may revoke it prior to the voting at the Meeting by giving notice of revocation to the Secretary of the Corporation (C. Douglas Carpenter), by filing a proxy bearing a later date with the Secretary or by attending the Meeting and voting his or her shares in person.

        This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 1, 2006. One Annual Report and one Proxy Statement are being delivered to multiple shareholders sharing an address unless the Corporation has received contrary instructions from one or more shareholders. Upon request, the Corporation will furnish the shareholder a separate copy of an Annual Report or Proxy Statement, as applicable. Requests should be directed to the Secretary at the address shown at the top of this page or by phone at 502-227-1668.

Voting

        Voting rights are vested exclusively in the holders of shares of Corporation Common Stock. A shareholder is entitled to one vote per share of Corporation Common Stock owned on each matter coming before the Meeting. Shareholders being present at the Meeting in person or by proxy representing a majority of the outstanding shares of Corporation Common Stock will constitute a quorum.

        If shares are held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to execute voting discretion with respect to matters to be acted upon at the Meeting. Shares represented by a limited proxy, such as where a broker may not vote on a particular matter without instructions from the beneficial owner and no instructions have been received (i.e., “broker nonvote”), will be counted to determine the presence of a quorum but will not be deemed present for other purposes and will not be the equivalent of a “no” vote on a proposition. Shares represented by a proxy with instructions to abstain on a matter will be counted in determining whether a quorum is in attendance and in determining the number of shares present at the Meeting. An abstention is not the equivalent of a “no” vote on a proposition. Shares represented by a proxy which is simply signed with no voting instructions will be voted for each director nominee and for the proposal to amend the Corporation’s Articles of Incorporation to authorize preferred stock.

        The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of Directors. A “plurality” means that the individuals with the largest number of votes are elected as Directors up to the maximum number of Directors (i.e., four) to be chosen at the Meeting. A properly executed proxy whereby authority is withheld from one or more Nominees for Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        With respect to the proposal to amend the Corporation’s Articles of Incorporation to authorize preferred stock, the affirmative vote of the majority of the shares of Corporation Common Stock present in person or by proxy at the Meeting is required to approve such proposal.

        Only shareholders of record at the close of business on April 1, 2006 will be entitled to receive notice of and to vote at the Meeting. On March 1, 2006 there were 7,380,730 shares of Corporation Common Stock issued, outstanding and entitled to vote. Each share of Corporation Common Stock has one (1) vote.

Principal Beneficial Owners

        The following table gives information as to all persons or entities known to the Corporation to be beneficial owners of more than five percent (5%) of the shares of Corporation Common Stock. Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Corporation Common Stock as of March 1, 2006		Percent of Class
Farmers Bank & Capital	475,739	[1]	6	.45[2]
Trust Co., as Fiduciary
125 West Main Street
Frankfort, KY 40601

[1]	The shares indicated are held by the Trust Department of Farmers Bank, a wholly-owned subsidiary of the Corporation, in fiduciary capacities as trustee, executor, agent or otherwise. Of the shares indicated, Farmers Bank has the sole right to vote 375,631 shares, or 5.09% of the outstanding shares, and shared voting rights with respect to 27,954 shares, or 0.38% of the outstanding shares. It has no voting rights with respect to 72,154 shares, or 0.98% of the outstanding shares.

In addition, of the shares indicated, Farmers Bank has sole investment power with respect to 314,897 shares, or 4.27% of the outstanding shares, shared investment power with respect to 38,564 shares, or 0.52% of the outstanding shares, and no investment power with respect to 122,278 shares, or 1.66% of the outstanding shares.

[2]	Based on 7,380,730 shares of Corporation Common Stock outstanding as of March 1, 2006.

PROPOSAL NO. 1

Election of Directors

        In accordance with the Corporation’s Articles of Incorporation, the Board of Directors is classified into three classes as nearly equal in number as the then total number of Directors constituting the whole Board permits. Each class is to be elected to separate three (3) year terms with each term expiring in different years. At each annual meeting the Directors or Nominees constituting one class are elected for a three (3) year term. The term of those Directors listed immediately below expires at the annual meeting on May 9, 2006 and this class contains the Nominees being nominated to serve until the Annual Meeting of Shareholders in 2009. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant Directorship.

        The Board of Directors intends to nominate for election as Directors the four (4) persons listed below, all of whom are presently serving as Directors of the Corporation. It is the intention of the persons named in the proxy to vote for the election of all Nominees named. If any Nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute Nominee(s) as the Board of Directors recommends. Nominees receiving the four (4) highest totals of votes cast in the election will be elected as Directors. Proxies in the form solicited hereby which are returned to the Corporation will be voted in favor of the four (4) Nominees specified below unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

        In accordance with rules of the National Association of Securities Dealers (“NASD”), all of the Nominees for Director, and all Continuing Directors listed below, meet the NASD definition of “independent” except for Messrs. Hillard and Busseni.

        The following tables set forth information with respect to each Nominee for Director, and with respect to Continuing Directors who (by virtue of the classes in which they serve) are not Nominees for re-election at the Meeting.

Name and Age	Has Served as Director Since[1]	Position and Offices with Corporation [2]	Business Experience during the Past Five Years
Nominees for Three-Year Terms Ending in 2009

Frank W. Sower, Jr	1996	Chairman of the Board	Retired Appeals
(66)		of Directors	Officer, Internal Revenue Service

J. Barry Banker[3]	1996	Director	Manager of Stewart Home
(54)			School (private, special needs school)

Dr. John D. Sutterlin	2003[4]	Director; Chairman of the	Retired Dentist
(65)		Board of Directors of Farmers Bank

Dr. Donald J. Mullineaux	2003	Director	Professor, University of Kentucky,
(60)			College of Business and Economics

Name and Age	Has Served as Director Since[1]	Position and Offices with Corporation [2]	Business Experience during the Past Five Years
Continuing Directors Whose Terms Expire in 2007

Lloyd C. Hillard, Jr	1996	Director; President, CEO and Director	President and CEO of First Citizens
(59)		of First Citizens Bank ("First Citizens"); Director of FCB Services, Inc. ("FCB Services")

Harold G. Mays	1996	Director	President of H.G. Mays Corp. (asphalt paving
(71)			contractor)

Robert Roach, Jr	1998	Director	Retired Teacher
(67)

Cecil D. Bell, Jr	2004[5]	Director; Chairman of the Board of	Farmer
(65)		Directors of Farmers Bank and Trust Company (Georgetown, Ky.) ("Farmers Georgetown")

Name and Age	Has Served as Director Since[1]	Position and Offices with Corporation[2]	Business Experience during the Past Five Years
Continuing Directors Whose Terms Expire in 2008

G. Anthony Busseni	1996	Director; President and CEO of the	President and CEO of the Corporation since
(58)		Corporation; Director of Farmers Bank, United Bank & Trust Company Versailles, Ky ("United Bank"), Lawrenceburg National Bank ("Lawrenceburg Bank"), Farmers Georgetown, First Citizens, Kentucky Banking Centers, Inc. and FCB Services; Chairman of the Board of Leasing One Corporation; Chairman of the Board of Farmers Capital Insurance Corporation; President of Citizens Acquisition Subsidiary Corporation	2002; President, CEO and Director of Farmers Bank from 1999-2002

Shelley S. Sweeney	2002	Director	President, Swell Properties, Inc.
(64)			(residential real estate rental company)

Michael M. Sullivan	1999	Director; Director of FCB Services	Retired Senior Vice-President, FCB Services
(68)

Frank R. Hamilton, Jr	2005	Director; Director of Farmers	Manager, Nally and Gibson Georgetown, LLC
(69)		Georgetown	(rock quarry operation)

[1]	Refers to the year in which the Nominee or the Continuing Director became a Director of the Corporation.

[2]	All corporations listed in this column other than the Corporation are subsidiaries of the Corporation.

[3]	J. Barry Banker is the son-in-law of Dr. John P. Stewart, an Advisory Director (and Chairman Emeritus) of the Corporation. The foregoing is the only “family relationship” between any Director (or Advisory Director), Executive Officer, or person nominated or chosen to become a Director or Executive Officer of the Corporation. “Family relationship” means a relationship by blood, marriage or adoption not more remote than first cousin.

[4]	Dr. Sutterlin previously served as a Corporation Director from 1998 to 2001.

[5]	Mr. Bell previously served as a Corporation Director from 1997 to 2000.

        None of the Nominees or continuing Directors is a Director of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

        In addition to the Nominees and Continuing Directors listed in the tables above, Charles T. Mitchell, E. Bruce Dungan and Dr. John P. Stewart serve as Advisory Directors to the Corporation. The retirement policy for Directors of the Corporation (which became effective January 1, 2004) provides that a Director shall retire effective as of the end of his elected term next following the date on which the Director attains age 70. Prior to January 1, 2004, any such Director could, at the discretion of the Board of Directors, become an Advisory Director. While the three Advisory Directors listed above may continue to serve in such capacity at the discretion of the Board of Directors, effective January 1, 2004 the status of Corporation Advisory Director has otherwise been eliminated.

        The Corporation Board of Directors recommends voting FOR the election of each of the Nominees for Director.

Committees of the Board of Directors

        There are three standing committees of the Board of Directors of the Corporation: the Retirement Committee, the Audit Committee and the Compensation Committee.

        The Retirement Committee consists of G. Anthony Busseni and Harold G. Mays. E. Bruce Dungan and Charles T. Mitchell, each of whom is an Advisory Director, serve as advisors to this committee. The Committee establishes investment policy and monitors investment results for the Corporation Salary Savings Plan (the “Savings Plan”). It also, from time to time, recommends amendments to the Savings Plan to the Board of Directors. During 2005, the Retirement Committee met four times.

        The Audit Committee consists of J. Barry Banker, Frank W. Sower, Jr., and Robert Roach, Jr., with Advisory Director Charles T. Mitchell serving as an advisor to this committee. All members of the Audit Committee are “independent directors” as defined by the rules of the NASD. The Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 401(h)) that J. Barry Banker is an “audit committee financial expert”. The Audit Committee is empowered to:

1. Monitor the integrity of the Corporation’s financial reporting processing and systems of internal controls regarding finance, accounting, and legal compliance;

2. Select the Corporation’s independent auditor and determine such auditor’s compensation;

3. Monitor the independence and performance of the independent auditor, management and the internal audit department; and

4. Provide an avenue of communication among the independent auditor, management, the internal audit department and the Board of Directors.

        The Audit Committee was in compliance during 2005 with its written charter. The Board does not limit the number of audit committees for other corporations on which its audit committee members may serve. None of the committee members currently serve on another audit committee for a publicly-held entity. During 2005 the Audit Committee met five times.

        The Compensation Committee consists of J. Barry Banker, Frank W. Sower, Jr., and Shelley S. Sweeney, with Charles T. Mitchell serving as an advisor to this committee. The Compensation Committee recommends to the Board of Directors the salaries of all Executive Officers, including the Chief Executive Officer, and recommends awards to be made (if any) under the Corporation Stock Option Plan, which was approved by shareholders in 1998 (the “Stock Option Plan”). The Compensation Committee met three times during 2005.

        There were seven meetings of the Board of Directors during 2005, and all Directors except Dr. Mullineaux, Mr. Sullivan and Mr. Mays attended at least 75% of the total number of Board meetings and the meetings of the committees to which they belonged. The Board of Directors does not have a specific policy for Directors attendance at the Corporation’s annual meeting of shareholders. All but three Directors attended the Corporation’s 2005 annual meeting.

Corporate Governance

Nominations of Directors. The Corporation has no standing nominating committee based upon the Board of Directors’ judgment that it is in the best interests of the Corporation to permit the members of the Board of Directors who are “independent directors” under NASD rules to determine the Nominees for Director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders. The independent members of the Board of Directors select qualified candidates based upon the criteria set forth below and review their recommendations with the Board, which decides whether to invite the candidate to be a nominee for election to the Board.

        Board members must possess the acumen, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time. Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of the Corporation’s business. Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Corporation.

        For a shareholder to submit a candidate for consideration as a Director, a shareholder must notify the Corporation’s secretary. To be considered for nomination and inclusion in the Corporation’s proxy statement at the 2007 Annual Meeting, a shareholder must notify the Corporation’s secretary no later than December 2, 2006 (the date 120 days prior to the first anniversary of the date of the 2006 annual meeting proxy statement). Notices should be sent to: Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.

Code of Ethics. Ethical business conduct is a shared value of the Corporation’s Board of Directors, management and employees. The Corporation’s Code of Ethics applies to the Board of Directors as well as all employees and officers, including the principal executive officer, principal financial officer and principal accounting officer.

        The Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to the Corporation’s business. The Corporation encourages all employees, officers and Directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in the Code. A copy of the Corporation’s Code of Ethics is available through the Investor Relations section of the Corporation’s website at the following address: www.farmerscapital.com.

Executive Sessions of the Board. Non-management Directors meet in executive sessions without management. “Non-management” directors are all those who are not officers of the Corporation or a subsidiary, and may include Directors who are not “independent” as determined under NASD rules by virtue of a material relationship with the Corporation or a family relationship (though no such Directors are currently board members). Executive sessions are led by a “Presiding Director” and are held at least twice annually in conjunction with regularly scheduled Board meetings. Other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Frank W. Sower, Jr. has been designated as the Presiding Director.

Communications with the Board. The Board of Directors has established a process for shareholders to communicate with the Board or an individual Director. Shareholders may contact the Board or an individual Director by writing to the attention of one or more Directors at the Corporation’s principal executive offices at 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary. Each communication intended for the Board of Directors or an individual director will be forwarded to the specified party.

PROPOSAL NO. 2

Amendment to the Corporation’s Articles of Incorporation to
Authorize Shares of Preferred Stock

        The Corporation’s Articles of Incorporation provide that the Corporation is currently authorized to issue only a single class of stock, consisting of 9,608,000 shares of Common Stock. No shares of preferred stock are currently authorized. On March 9, 2006, the Board of Directors of the Corporation approved an amendment to the Corporation’s Articles of Incorporation, subject to shareholder approval, to authorize the Company to issue preferred stock, consisting of 1,000,000 shares whose rights, preferences, privileges and other restrictions and qualifications would be established by resolution of the Board of Directors prior to the time of issuance of any such shares of preferred stock.

        The text of the proposed amendment to Article IV of the Corporation’s Articles of Incorporation is as follows:

Article IV

(A)	The aggregate shares of capital stock which the Corporation shall have the authority to issue is (i) Nine Million, Six Hundred and Eight Thousand (9,608,000) shares of common stock, all of which are to be of a par value of Twelve and One-Half Cents ($0.125) each, and (ii) One Million (1,000,000) shares of preferred stock, all of which are to be without par value. All shares of common stock shall have full and unlimited voting power, shall be entitled to one (1) vote per share and shall be without distinction as to powers, preferences, and rights. No holder of shares of the common stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or receive any additional shares of capital stock of the Corporation or rights or options to purchase additional shares of capital stock of the Corporation or securities convertible into or carrying rights or options to purchase additional shares of the capital stock of the Corporation. All shares of preferred stock shall have the powers, preferences and rights as established by the Corporation’s Board of Directors pursuant to Article IV(B) hereof.

(B)	The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article IV(A) above, to provide for the issuance of the shares of Corporation preferred stock in series and, by an appropriate filing pursuant to the applicable law of Kentucky, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

i.	The number of shares constituting that series and the distinctive designation of that series;

ii.	The dividend rate on the shares of that series, whether dividends shall be cumulative (or partially cumulative), and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

iii.	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

iv.	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

v.	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

vi.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

vii.	Whether the shares of such series shall have a preference, as to the payment of dividends or otherwise, over the shares of Corporation common stock or the shares of any other series of preferred stock;

viii.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

ix.	Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Corporation preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on Corporation common stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Purpose and Effect of Creating a Class of Preferred Stock

        The majority of publicly held companies in the United States have authorized one or more classes of preferred stock in their articles of incorporation. Moreover, a number of bank and financial holding companies comparable in size to the Corporation have authorized such preferred stock. Preferred stock is generally defined to mean any class of equity securities which has a preference over common stock in terms of dividends and/or claims upon a company’s assets upon liquidation. Among other virtues, preferred stock can provide companies like the Corporation a less expensive source of funding for corporate ventures and, in certain cases, in a manner resulting in favorable treatment for the Corporation under Federal Reserve Board capital ratio guidelines.

        While the Company at the present time has no plan or intention for the issuance of preferred stock, the Board of Directors believes that it is advisable to create a class of preferred stock which the Corporation has available to provide the Corporation with the flexibility to use the Corporation’s capital stock for business and financial purposes in the future. These preferred shares may be used for various purposes including, without limitation, raising additional capital through the sale of preferred stock, acquiring another company or business or assets in exchange for shares of preferred stock, establishing strategic relationships with corporate partners who are compensated with shares of preferred stock, providing equity incentives to employees, officers or directors or pursuing other matters as it deems appropriate. If the creation of a class of preferred stock is approved by the Corporation’s shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law, applicable stock exchange requirements or the terms of any series of outstanding shares of preferred stock, and the terms of such preferred stock will have the rights and preferences determined by the Board of Directors.

Potential Effect of Authorizing Preferred Stock on Holders of Common Stock

        The holders of Corporation Common Stock do not have any preemptive or similar rights to purchase any shares of preferred stock. Although the creation of a class of preferred stock will not, in and of itself, have any immediate effect on the rights of the holders of shares of Corporation Common Stock, the issuance of shares of one or more series of preferred stock could, depending on the nature of the rights and preferences granted by the Board of Directors to the newly issued series of preferred stock, affect the holders of Corporation Common Stock in a number of respects, including, without limitation, the following; (i) though preferred stock generally has no voting rights attached to it, were the Corporation’s Board of Directors to issue preferred stock with voting rights such stock would dilute the voting power of holders of Corporation Common Stock; (ii) by reducing the amount otherwise available for payment of dividends on (and/or restricting the payment of dividends on) Corporation Common Stock, to the extent dividends are payable on shares of a new series of preferred stock; (iii) in the event a new series of preferred stock (A) provided for the conversion of such stock into Corporation Common Stock and (B) the conversion price was deemed to be below the fair market value of Corporation Common Stock, such a series of preferred stock could serve to decrease the market price of Corporation Common Stock; (iv) by reducing the amount otherwise available for payment upon liquidation of the Corporation to holders of Corporation Common Stock, to the extent of any liquidation preference on a new series of preferred stock; and (v) by diluting the earnings per share and book value per share of outstanding shares of Corporation Common Stock and preferred stock.

        In addition, although the authorization of preferred shares is not motivated by takeover concerns and is not considered or intended by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of preferred stock could enable the Board of Directors to make more difficult, discourage or prevent an attempt by a person, group or entity to obtain control of the Corporation by merger, tender offer, proxy contest or other means. For example, the Board of Directors could issue shares of preferred stock defensively upon favorable terms in response to a takeover attempt. Such issuance could deter the types of transactions which may be proposed or could discourage or limit the participation of Corporation Common Stock in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of Corporation shareholders, and could enhance the ability of Corporation officers and directors to retain their positions. The Board of Directors has no present intention to use the preferred stock in order to impede a takeover attempt.

        If approved by the Corporation’s shareholders at the Meeting, the creating of a class of preferred stock will become effective upon the filing of an Amendment to the Articles of Incorporation with the Kentucky Secretary of State. Although the Board of Directors intends to file such an amendment as soon as practical following the date of the Meeting, if, in the judgment of the Board of Directors, any circumstances exist which would make such filing inadvisable, then, in accordance with Kentucky law and notwithstanding the approval by the Corporation’s shareholders, the Board of Directors may abandon such amendment, either before or after approval and authorization thereof by the shareholders, at any time prior to the effectiveness of the filing of the amendment.

        Not withstanding the above-mentioned theoretical negative consequences that could result for holders of Corporation common stock upon issuance of preferred stock bearing certain attributes, the Corporation’s Board of Directors views the positive consequences to the Corporation of any likely issuance of preferred stock to outweigh greatly such hypothetical negative consequences. Accordingly, the Corporation Board of Directors recommends voting FOR the adoption and approval of the proposed amendment to the Corporation’s Articles of Incorporation creating a class of preferred stock with rights, preferences and limitations to be established by resolution of the Board of Directors.

Stock Ownership of Management

        The table below contains information as to the shares of Corporation Common Stock beneficially owned (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) by all Directors (and Nominees), Advisory Directors and Executive Officers (including persons not Corporation Executive Officers who are included in the Summary Compensation Table below), and by all such persons as a group. Unless otherwise indicated, all shares are owned directly and the named persons possess both sole voting power and sole investment power.

Name	Amount and Nature of Beneficial Ownership of Corporation Common Stock as of March 1, 2006 [1,2]		Percent of Class [1,2]
J. Barry Banker	5,196	[3]	.07

Cecil D. Bell, Jr	2,000		.03

Bruce W. Brooks	8,400	[4]	.11

G. Anthony Busseni	15,867	[5]	.21

E. Bruce Dungan	75,971	[6]	1.03

Allison B. Gordon	7,301	[7]	.10

Frank R. Hamilton, Jr	2,000		.03

Rickey D. Harp	14,169	[8]	.19

Lloyd C. Hillard, Jr	15,785	[9]	.21

Harold G. Mays	5,972	[10]	.08

Charles T. Mitchell	31,600	[11]	.43

Dr. Donald J. Mullineaux	100		.00

Robert Roach, Jr	20,000		.27

Frank W. Sower, Jr	63,644	[12]	.86

Dr. John P. Stewart	52,300	[13]	.71

Michael M. Sullivan	168,580	[14]	2.28

Dr. John D. Sutterlin	60,100	[15]	.81

Shelley S. Sweeney	193,832		2.63

All Directors (and Nominees),	742,817		10.00
Advisory Directors and Executive
Officers as a group

[1]	All entries are based on information provided to the Corporation by its Directors, Advisory Directors and Executive Officers.

[2]	Includes beneficial ownership of the following numbers of shares respecting which the named persons may be deemed to be beneficial owners as a result of stock option rights they may exercise to acquire beneficial ownership within 60 days of March 1, 2006:

Bruce W. Brooks	4,048
G. Anthony Busseni	14,617
Rickey D. Harp	11,545
Lloyd C. Hillard, Jr;	11,500
Allison Gordon	6,000

The above-referenced shares for the named persons are deemed outstanding for purposes of computing the percentage of outstanding shares of Corporation Common Stock owned by such persons (and for all Directors [and Nominees], Advisory Directors and Executive Officers as a group) but are not deemed to be outstanding for purposes of computing the percentage of any other person.

[3]	Includes 3,400 shares held by Farmers Bank in trust for Mr. Banker’s wife and 129 shares held by Mr. Banker for each of his three children.

[4]	Includes 3,451 shares owned jointly with Mr. Brook’s wife, 829 shares held for the benefit of Mr. Brooks in the Corporation Employee Stock Ownership Plan (the “ESOP”) and 71 shares in the Corporation Employee Stock Purchase Plan (the “ESPP”).

[5]	Includes 699 shares held by the ESOP for the benefit of Mr. Busseni and 54 shares held by the ESPP.

[6]	Includes 43,100 shares owned by Mr. Dungan’s wife and 1,471 shares held by the ESOP for his benefit.

[7]	Includes 403 shares owned jointly with Ms. Gordon’s husband and 373 shares held by the ESOP for her benefit.

[8]	Includes 841 shares owned jointly with Mr. Harp’s wife, 688 shares held by the ESOP for his benefit and 545 shares held by the ESPP.

[9]	Includes 141 shares held for the benefit of Mr. Hillard by the ESOP, 71 shares held by the ESPP, 200 shares held in a self-directed IRA for the benefit of Mr. Hillard’s wife, 1,972 shares held in a self-directed IRA for the benefit of Mr. Hillard, and 450 shares held in a profit sharing trust for the benefit of Mr. Hillard’s wife.

[10]	Includes 5,972 shares held by H. G. Mays Corp. of which Mr. Mays is the President and principal shareholder.

[11]	Includes 8,000 shares owned by Mr. Mitchell’s wife and 4,468 shares held in an IRA established by Mr. Mitchell with Farmers Bank serving as trustee.

[12]	Includes 33,244 shares held jointly by Mr. Sower, Mr. Sower’s brother, John R. Sower, and Mr. Sower’s sister, Lynn S. Bufkin, as co-trustees for various trusts established for the benefit of Mr. Sower’s children and the other grandchildren of Mr. Sower’s parents.

[13]	Includes 41,500 shares held by Dr. Stewart as trustee for his own benefit, and 6,800 shares held in trust by Farmers Bank for the benefit of two of Dr. Stewart’s children.

[14]	Includes 15,810 shares held by Mr. Sullivan’s wife, 51,000 shares held by the Sullivan Family Partnership respecting which Mr. Sullivan and his wife are partners, and 1,140 shares held by Mr. Sullivan as trustee of a charitable remainder trust.

[15]	Includes 17,900 shares held in an IRA for Dr. Sutterlin’s benefit.

Executive Compensation

Compensation

        The following table sets forth all compensation for services in all capacities to the Corporation and its subsidiaries during the last three fiscal years for the Corporation’s Chief Executive Officer and the Corporation’s other four highest-paid Executive Officers (including for these purposes three persons not employees of the Corporation but of certain Corporation subsidiaries).

Summary Compensation Table
					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs[1] (#)	LTIP Payouts ($)	All Other Compensation[2] ($)

	2005	$280,131						$17,640
G. Anthony Busseni,	2004	259,586						17,390
President & CEO	2003	250,673						17,080

	2005	145,052						11,480
Lloyd C Hillard, Jr.,	2004	135,700						10,623
President & CEO, First Citizens	2003	132,221						10,378

	2005	161,585						13,230
Rickey D Harp,	2004	156,610				10,049		12,943
President & CEO, Farmers Bank	2003	146,100						12,634

	2005	136,616						11,105
Bruce W Brooks,	2004	133,238						10,766
Executive Vice President, Farmers Bank	2003	127,130						10,526

	2005	105,545						8,086
Allison B Gordon,	2004	105,300						7,873
Senior Vice President	2003	100,300						7,697

[1]	On October 25, 2004, the Corporation granted 10,049 options to Mr. Harp under the terms of the Stock Option Plan. These options are fully vested and have an exercise price of $34.80 per share.

[2]	In 2005, such entries include: (a) the Corporation’s contributions to the Salary Savings Plan (Mr. Busseni $16,800, Mr. Hillard $10,640, Mr. Harp $12,440, Mr. Brooks $10,266 and Ms. Gordon $7,540) and (b) the cost of group term life and long-term disability insurance premiums paid by the Corporation (Mr. Busseni $840, Mr. Hillard $840, Mr. Harp $790, Mr. Brooks $840 and Ms. Gordon $546).

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at December 31, 2005 (#)		Value of Unexercised In-the-Money Options/SARs at December 31, 2005 ($) [2]
Name	(#)	($)[1]	Exercisable	Unexercisable	Exercisable	Unexercisable
G. Anthony Busseni	2,883	$25,986	14,617	0	$91,210	$0
Lloyd C. Hillard, Jr	2,000	18,840	11,500	0	71,760	0
Rickey D. Harp	504	8,417	11,545	0	9,335	0
Bruce W. Brooks	0	0	4,048	0	25,260	0
Allison B. Gordon	2,000	19,550	6,000	0	37,440	0

[1]	The value realized from exercising options is calculated by multiplying the number of underlying shares by the difference between the value of a share at exercise date and the option exercise price. The option exercise price was $24.50 for all of the options exercised in 2005.

[2]	The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Corporation’s Common Stock on the NASDAQ Capital Market at fiscal year-end ($30.74) and the option exercise price. The option exercise price is $24.50 for all of these options with the exception of 10,049 options granted to Mr. Harp with an exercise price of $34.80. These values have not been realized.

Compensation of Directors

        During 2005, Directors of the Corporation received a quarterly fee of $1,500. Frank W. Sower, Jr. received an additional $500 per quarter for serving as Chairman of the Board. Directors received $250 for attending any specially-called Board meetings. In addition, Directors received $250 per meeting for serving on the Retirement Committee and the Compensation Committee and $500 per meeting for serving on the Audit Committee. J. Barry Banker received an additional $250 per meeting for serving as the Chairman of the Audit Committee. In addition to the sums set forth above, Directors received a year-end fee of $4,000. The Chief Executive Officer of the Corporation did not receive any director fees for serving as a Director of the Corporation or any subsidiaries. Prior to January 1, 2004, Advisory Directors were paid in the same manner and amount as Directors. Effective January 1, 2004, Advisory Directors receive a fee of $750 for each quarterly meeting attended, a fee of $125 for each specially-called board meeting attended, $125 for each Retirement Committee and Compensation Committee meeting attended and $250 for each Audit Committee meeting attended. The fee structure for Directors, including the Chief Executive officer, will not change in 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16”), requires the Corporation’s Directors and certain officers and beneficial owners of Corporation Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Corporation Common Stock. The Reporting Persons are required to furnish the Corporation with copies of all reports filed pursuant to Section 16.

        Based solely upon a review of such reports received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Corporation believes that, during 2005, all Section 16 filing obligations applicable to the Reporting Persons were complied with except for one Form 4 for Michael M. Sullivan which was filed after the prescribed due date.

Report of Compensation Committee

        The Compensation Committee is composed of three members who are independent, outside Directors as defined under NASD rules. Among other duties, the Committee is responsible for developing standards and making recommendations to the Board with respect to the compensation of the Corporation’s Executive Officers. All decisions by the Committee relating to the compensation of the Company’s Executive Officers, including the Chief Executive Officer, are reviewed and given final approval by the full Board of Directors. During 2005, no decisions of the Committee were modified in any material way or rejected by the Board of Directors.

        The Corporation’s executive compensation objective is to link compensation with individual performance in a manner that, recognizing the marketplace practices of other financial holding companies, will attract and retain executives who can achieve the short and long-term goals of the Corporation. The compensation policy is to provide for competitive base salaries, which reflect individual levels of responsibility and performance, and annual incentive payments (no annual incentive payments have been made in the periods presented above), which are based upon the annual performance of the Corporation. Executive compensation is also intended to provide an incentive for the Corporation’s Executive Officers to pursue the long-term best financial interests of the Corporation and its shareholders.

        The Chief Executive Officer recommends to the Compensation Committee both the total pool for annual base salary increases for the Corporation’s Executive Officers and the individual annual base salaries for each Executive Officer. The recommendations by the Chief Executive Officer for the pool for 2005 salary increases and the base salaries for the Executive Officers were accepted by the Compensation Committee without objection, and the Committee’s recommendations on those matters were, in turn, approved by the Corporation’s Board of Directors.

        The 2005 salary for Mr. Busseni, the Chief Executive Officer of the Corporation, was set by the Compensation Committee in an amount considered competitive with the salary levels for Chief Executive Officers of comparable institutions and in light of the recent performance of the Corporation. In determining salary levels at comparable institutions, the Committee did not use consultants or market surveys but relied instead on its own experience and knowledge of market conditions. The Committee’s recommendation on Mr. Busseni’s 2005 salary was approved by the Corporation’s Board of Directors. Executive compensation is not directly linked to corporate performance. A previously established incentive compensation plan was not in place for 2005.

Frank W. Sower, Jr., Compensation Committee Chairman
J. Barry Banker
Shelley S. Sweeney

Comparison of Cumulative Total Return among Farmers Capital Bank Corporation, NASDAQ Market Index and
Southeastern Banks Under 1 Billion Market Capitalization

        The following graph sets forth a comparison of the five-year cumulative total returns among the shares of Corporation Common Stock, the NASDAQ Market Index (“broad market index”) and Southeastern Banks Under 1 Billion Market Capitalization (“peer group index”). Cumulative shareholder return is computed by dividing the sum of the cumulative amount of dividends for the measurement period and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The broad market index comprises all domestic common shares traded on the NASDAQ National Market and the NASDAQ Capital Market. The peer group index consists of 36 banking companies in the Southeastern United States. The Corporation is among the 36 companies included in the peer group index.

500.00
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
457.97
317.42
273.38
226.38
159.97
172.89
134.20
137.48
129.28
137.43
79.08
55.95
83.35
90.64
92.73
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05

Total return assumes reinvestment of dividends.

Assumes $100.00 invested on December 31, 2000

■ Farmers Capital Bank Corporation

▲ Broad Market ● Peer Group

Employee Benefit Plans

        Prior to April 1, 2003, the Corporation and its subsidiaries maintained a Pension Plan and a Salary Savings Plan. The Pension Plan had two components which were the Money Purchase Pension Plan and the ESOP. Effective April 1, 2003, the Money Purchase Pension Plan component of the Pension Plan was merged with the Salary Savings Plan.

Employee Stock Ownership Plan

        The Corporation and its subsidiaries maintain an ESOP for their employees, including the Executive Officers of the Corporation. The ESOP is managed by the Trust Department of Farmers Bank (the “Fund Manager”). Employees who have attained the age of 21 and who have completed one year of service are eligible to participate in the ESOP. For purposes of the ESOP, a year of service is a twelve-month period in which an employee works at least 1,000 hours.

        The Corporation may at its discretion contribute amounts (up to the maximum allowed by federal law) to the ESOP, which contribution will be allocated to all participants in the ratio that each participant’s compensation bears to all participants’ compensation. Such discretionary contributions will be utilized to purchase shares of Corporation Common Stock to be held in the participants’ accounts. During 2005, the Corporation made no contributions to the ESOP.

        The ESOP’s vesting schedule is as follows: two years of service, 20% vested; three years of service, 40% vested; four years of service, 60% vested; five years of service, 80% vested; and six years of service, 100% vested.

Corporation Salary Savings Plan

        The Corporation and its subsidiaries maintain a Salary Savings Plan for their employees, including the Executive Officers of the Corporation, who have attained the age of 21 and have completed one year of service with the Corporation or its subsidiaries. For purposes of the Savings Plan, a year of service is a twelve-month period in which an employee works at least 1,000 hours. The Savings Plan is administered by the Fund Manager. The Savings Plan provides for three types of contributions, as follows:

    1.        Voluntary tax-deferred contributions made by the participant;

    2.        Matching contributions made by the Corporation; and

    3.        Discretionary Corporation contributions.

        A participant is permitted to make tax-deferred voluntary contributions under a salary reduction agreement. This deferral of compensation is subject to certain limitations, one of which is the limit imposed by the Internal Revenue Code of 1986, as amended, upon the dollar amount of the deferral. In 2005, such limit was $14,000, though participants who had reached age 50 were permitted in 2005 to make an additional catch-up contribution of $4,000. All contributions made by a participant up to 4% of such participant’s compensation are matched by the Corporation.

        The Corporation may, in its sole discretion, make additional contributions to the Savings Plan on behalf of participants. The Corporation made a 4% discretionary contribution to the Savings Plan in 2005. Discretionary contributions are allocated among participants in the ratio that each participant’s compensation bears to all participants’ compensation. A participant’s contribution to the Savings Plan is considered as part of the participant’s compensation for purposes of computing the Corporation’s contribution to the Savings Plan.

        Participants are presented with various investment alternatives related to the Savings Plan. Those alternatives include various stock and bond mutual funds that vary from traditional growth funds to more stable income funds. Corporation Common Stock is not an available investment alternative in the Savings Plan.

        The benefits that a participant can ultimately expect to receive from the Savings Plan are based upon the amount of the annual contributions made by the Corporation and the employee to his or her account together with the accumulated value of all earnings on those contributions. The Savings Plan participants are immediately vested in 100% of their contributions, and Corporation contributions vest on a schedule that mirrors that of the ESOP enumerated above.

Report of the Audit Committee

        The Audit Committee is made up of three non-management Directors and has the advisory services of an Advisory Director. All members of the Audit Committee are “independent directors” as defined by the rules of the NASD. The Corporation’s Board of Directors has adopted a written charter for the Audit Committee.

        Crowe Chizek and Company LLC (“Crowe Chizek”), the Corporation’s independent registered public accounting firm, has provided the Audit Committee with written assurance of its independence (as required by Independence Standards Board Standard No. 1). The Audit Committee also met with Crowe Chizek and discussed Crowe Chizek’s independence, the results of its audit and other matters required to be discussed by applicable accounting standards (including Statement on Auditing Standards 61).

        The Audit Committee has considered whether the provision of services to the Corporation by Crowe Chizek, beyond those rendered in connection with the audit and review of financial statements, is compatible with maintaining the independence of such firm.

        The Audit Committee has reviewed and discussed with management the audited consolidated financial statements that will appear in the 2005 Annual Report on Form 10-K.

        The Audit Committee recommended to the Board of Directors that the financial statements for 2005 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        The Audit Committee has adopted a policy pre-approving management’s consultation with the primary independent registered public accounting firm concerning certain additional services outside of the audit and tax services that were specifically approved in the engagement letter for those services. Included were services such as:

    1.        Consultation regarding financial accounting and reporting standards;

    2.        Discussions related to accounting for a proposed acquisition;

    3.        Discussions regarding regulatory requirements;

    4.        Consultation concerning tax planning strategies; and

    5.        Assistance with tax examinations.

        The fees for services provided by the Corporation’s independent registered public accounting firm were as follows:

Audit fees — Fees for the Corporation’s integrated audit of the financial statements and internal control, and the review of the Corporation’s Form 10-Q’s were $372,400 for 2005 and $332,900 for 2004.

Audit related fees — Aggregate fees for all assurance and related services were $14,050 for 2005 and $19,065 for 2004. These fees were incurred for audits of ancillary programs and benefit plans.

Tax fees — Fees related to tax compliance, advice and planning were $155,300 for 2005 and $37,700 for 2004.

        All other fees — None for 2005 and none for 2004.

        All services provided by the Corporation’s independent registered public accounting firm in 2005 and 2004 and the related fees were approved by the Audit Committee.

J. Barry Banker, Audit Committee Chairman
Frank W. Sower, Jr.
Robert Roach, Jr.

Transactions with Management

        The bank subsidiaries of the Corporation have had and expect in the future to have banking transactions in the ordinary course of business with Directors and Executive Officers of the Corporation and their affiliates. All loans to and deposits from such persons or their affiliates were made in the ordinary course of business and have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and have not involved more than the normal risk of collectability or presented other unfavorable features.

Appointment of Independent Registered Public Accounting Firm

        The Audit Committee will recommend to the Board of Directors that Crowe Chizek be reappointed as the Corporation’s independent registered public accounting firm for 2006. Representatives of Crowe Chizek are expected to be present at the Meeting, and they will (i) have an opportunity to make a statement, if they so desire, and (ii) be available to respond to questions.

Shareholders’ Proposals for 2007 Annual Meeting

        It is presently contemplated that the 2007 Annual Meeting of Shareholders will be held on or about May 8, 2007. In order for any shareholder proposal to be included in the proxy statement of the Corporation for the 2007 Annual Meeting of Shareholders, the Secretary of the Corporation must receive it no later than November 29, 2006. It is urged that any proposals be sent by certified mail, return receipt requested.

        Shareholders’ proxies to be solicited by the Corporation in connection with its 2007 Annual Meeting of Shareholders will confer on the proxyholders discretionary authority to vote on any matter presented at that meeting, unless notice that the matter is to be presented at the 2007 meeting is provided to the Corporation no later than February 15, 2007.

General

        Shareholders’ participation in the 2006 Annual Shareholders’ Meeting. The Bylaws of the Corporation do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the Meeting.

    Expenses. The expense of this solicitation of proxies will be borne by the Corporation.

    Solicitations. Solicitations will be made by the use of mails, except that proxies may be solicited by telephone by Directors and officers of the Corporation. The Corporation does not expect to pay any other compensation for the solicitation of proxies, but will reimburse brokers and other persons holding Corporation Common Stock in their names, or in the name of nominees, for their expenses in sending proxy materials to their principals.

        No appraisal rights. Under Kentucky law, there are no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Meeting.

Other Business

        The Board of Directors does not presently know of any matters that will be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the holders of proxies solicited by the Board of Directors of the Corporation will have the authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

By Order of the Board of Directors,

C. Douglas Carpenter
Senior Vice-President, Secretary and Chief Financial Officer

Frankfort, Kentucky
April 1, 2006

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Farmers Capital
Bank Corporation

Notice of Annual Meeting
and Proxy Statement

Annual Meeting of
Shareholders
May 9, 2006

Farmers Capital Bank Corporation
Proxy

Solicited by the Board of Directors in accordance with the notice of Annual Meeting of Shareholders and Proxy Statement dated April 1, 2006 for the Annual Meeting of Shareholders to be held May 9, 2006.

The undersigned shareholder hereby appoints G. Anthony Busseni and Frank W. Sower, Jr., or either of them with full power of substitution, to act as proxy for and to vote the shares of the undersigned at the Annual Meeting of Shareholders of Farmers Capital Bank Corporation to be held at Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky on Tuesday, May 9, 2006, at 11:00 a.m., local time, notice of which meeting and accompanying Proxy Statement being hereby acknowledged as having been received by the undersigned, and at any adjournment or adjournments thereof, as fully as the undersigned would be entitled to vote if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as follows:

1.    The election of the following Nominees as Directors of the Corporation as set forth in the Board of Director’s Proxy Statement: 1) Frank W. Sower, Jr., 2) J. Barry Banker, 3) Dr. John D. Sutterlin, 4) Dr. Donald J. Mullineaux;

    FOR ALL NOMINEES
   WITHHOLD ALL NOMINEES
    FOR ALL NOMINEES EXCEPT THOSE LISTED____________________

2.    An amendment to Article IV of the Corporation’s Articles of Incorporation to authorize a class of 1,000,000 shares, no par value, of preferred stock whose rights, preferences, and limitations would be established by resolutions of the Board of Directors of the Corporation:

   FOR
   AGAINST
   ABSTAIN

3.     The transaction of such other business as may properly come before the meeting.

Farmers Capital Bank Corporation
Proxy Reply Card

This Proxy when properly executed will be voted in the manner directed herein by the shareholder. If no specific direction is given, this proxy will be voted FOR all the Nominees referred to in Item 1 (including any substitute Nominee in the case of unavailability) and for the amendment of the Corporation’s Articles of Incorporation referred to in Item 2.

PLEASE DATE AND SIGN ON REVERSE, AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy is solicited by the Board of Directors and will be voted as stated herein.

Farmers Capital Bank Corporation
Proxy

I hereby vote my shares (listed below) as indicated on the reverse side.

Please sign your name below exactly as it appears on your stock certificate(s). Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date___________________ 2006
_______________________________________
_______________________________________
_______________________________________
Signature of Shareholder(s)